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                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT


This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 23rd day of May, 1996, between NEOSTAR RETAIL GROUP, INC., a Delaware corporation (the "Company"), and ALAN C. BUSH (the "Executive").

WHEREAS, the Company desires to employ the Executive and the Executive desires to accept the Company's offer of employment;

WHEREAS, the Board of Directors of the Company (the "Board") has approved and authorized the entry into this Agreement with the Executive; and

WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the employment relationship of the Executive with the Company;

NOW, THEREFORE, it is agreed as follows:

    1. Employment. The Executive is employed as the Executive Vice President - Store Operations of the Company from the Effective Date (as hereinafter defined) through the Term of this Agreement (as hereinafter defined). In this capacity, the Executive shall have such duties and responsibilities as provided in the By-Laws of the Company, in addition to such other duties and responsibilities as the Board shall prescribe from time to time and which are not inconsistent with the Executive's position with the Company, including the performance of such other duties and responsibilities with respect to Software Etc. Stores, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Software"), Babbage's, Inc., a Texas corporation and wholly-owned subsidiary of the Company ("Babbage's"), and any other direct or indirect subsidiaries of the Company, as may be directed by the Board. The Executive shall devote his full business time, attention and energies to the performance of his duties and responsibilities hereunder; provided, however, the Executive may devote time to civic and community activities and the management of personal investments so long as doing so does not interfere with the performance of the Executive's duties and responsibilities hereunder. During the Term of this Agreement, the Executive shall be based in the principal offices of the Company in the Dallas/Fort Worth, Texas metropolitan area, and shall not be required to be based anywhere other than the Dallas/Fort Worth, Texas metropolitan area except for travel as reasonably required in the performance of his duties and responsibilities hereunder.

    2. Term. The term of this Agreement shall be for the period commencing on the date hereof (such commencement date herein the "Effective Date") and terminating on January 31, 1998; provided, however, that in the event a Change in Control (as hereinafter defined) occurs prior to the expiration of the Term of this Agreement, this Agreement shall not expire prior to the last day of the twenty-four (24) month period
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following the date of such Change in Control.  The "Term of this Agreement" or
"Term" shall mean, for purposes of this Agreement, both the period described above and any such additional period created by a Change of Control, and the Term of this Agreement shall not be affected by the Executive's termination of employment.

    3.       Salary; Expenses.

             (a) Salary. Subject to the further provisions of this Agreement, the Company agrees to pay the Executive during the Term of this Agreement a salary at an annual rate equal to $280,000, with such salary to be modified (at such times, if any, as the Board may deem appropriate during the Term of this Agreement) to an amount determined by the Board (the "Base Salary"). Notwithstanding the foregoing, the Base Salary of the Executive shall not be decreased at any time during the Term of this Agreement from the amount of Base Salary then in effect, except in connection with across-the-board salary reductions similarly affecting all senior executives of the Company and all senior executives of any person in control of the Company; provided, however, that, following the occurrence of a Change in Control of the Company the Executive's Base Salary shall not be decreased without his written consent. Participation in any deferred compensation, discretionary bonus, retirement, and other Executive benefit plans and in fringe benefits shall not reduce the Base Salary payable to the Executive under this Section 3(a). The Base Salary under this Section 3(a) shall be payable by the Company to the Executive not less frequently than monthly. Without in any way limiting its liability therefor, the Company may cause any one or more of its subsidiaries to make payments to the Executive on account of the Executive's Base Salary and other compensation payable hereunder.

             (b) Reimbursement of Expenses. The Company shall reimburse Executive, in accordance with the Company's policy in effect from time to time, for all reasonable travel, entertainment and other business expenses incurred by Executive in the performance of his duties and responsibilities hereunder.

             (c) Net Payments. The amount of any gross payments provided for in this Agreement shall be paid net of any applicable withholding required under federal, state or local law.

    4. Bonuses. Subject to the further provisions of this Agreement, during the Term of this Agreement the Executive shall be entitled to participate in an equitable manner with all other senior executives of the Company in discretionary bonuses, including but not limited to, bonuses provided pursuant to any management bonus plan that the Company may adopt (based upon the performance of the Executive and the Company), as may be authorized, declared, and paid by the Board to the Company's senior executives. The Company agrees that the Executive shall be awarded a bonus for (i) the fiscal year ending February 1, 1997 in the amount of not less than $15,000 and
(ii) the fiscal year ending January 31, 1998 in the amount of not less than $20,000.





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No other compensation provided for in this Agreement shall be deemed a substitute for the Executive's right to participate in such bonuses when and as declared by the Board.

    5. Participation in Retirement and Executive Benefit Plans; Life Insurance. The Executive shall be entitled to participate in any plan of the Company relating to stock options, stock purchases, pension, thrift, profit sharing, life insurance, medical coverage, education, or other retirement or employee benefits that the Company may adopt for the benefit of any of its senior executives. The Company shall cause the Company's medical insurance plan to include dependent coverage for the Executive's minor daughter, regardless of whether such daughter resides with the Executive. The Company shall provide a term life insurance policy on the Executive for the benefit of such person as may be designated by the Executive with a death benefit of $840,000.

    6. Fringe Benefits; Section 16 Reports. (a) In addition to the benefit plans referred to in Section 5 hereof, the Executive shall be entitled to participate in any other fringe benefits which may be or become applicable to any of the Company's senior executives, and any other benefits which are commensurate with the duties and responsibilities to be performed by the Executive under this Agreement. Notwithstanding the foregoing, the benefits provided under this Section 6 shall not be decreased following a Change in Control without the written consent of the Executive; provided, however, that the benefits provided under this Section 6 shall cease upon the Executive's Date of Termination.

             (b) The Company and the Executive acknowledge that the Executive will be an executive officer of the Company as such term is used in
Section 16 ("Section 16") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company shall, at its own expense, prepare, and assist the Executive in the filing of, all reports on Forms 3, 4 and 5 as the Executive may be required to file under Section 16; provided that the Executive shall be responsible for (i) timely notifying the Secretary of the Company of transactions or events which may trigger such reporting requirements and (ii) providing such other information as the Company may reasonably request in connection with such filings.

    7. Voluntary Absences; Vacations. The Executive shall be entitled, without loss of pay, to be absent voluntarily for reasonable periods of time from the performance of the duties and responsibilities under this Agreement. All such voluntary absences of greater than one (1) consecutive day shall count as paid vacation time, unless the Board otherwise determines. The Executive shall be entitled to annual paid vacation of four weeks per fiscal year or such longer period as the Board may approve; provided, however, that the Executive may not carry over more than two week(s) of vacation time to any subsequent year without the prior written approval of the Board. The timing of paid vacations shall be scheduled in a manner acceptable to the Company.





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         8.      Termination.

             (a) Disability. If the Executive has a physical or mental disability (i) which renders him unable to perform his essential job functions and no reasonable accommodation is available, and (ii) he shall have been absent from the performance of his essential job functions with the Company for 180 consecutive days, and (iii) within thirty (30) days after written notice of termination is given by the Company he shall not have returned to the performance of his essential job functions with any necessary reasonable accommodation, his employment may be terminated by the Company for "Disability"."

             (b) Cause. Subject to the notice provisions set forth below, the Company may terminate the Executive's employment for "Cause" at any time. "Cause" shall mean termination upon (i) the willful failure by the Executive to substantially perform his duties hereunder (other than any such failure resulting from his incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to him by the Board, which demand specifically identifies the manner in which the Board believes that he has not substantially performed his duties or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Section 8(b), no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by him not in good faith and without the reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of such Board (after reasonable notice to him and an opportunity for him, together with his counsel, to be heard before such Board), finding that he has engaged in the conduct set forth above in this Section 8(b) and specifying the particulars thereof in detail.

             (c) Discretionary Termination by the Company. During the Term of this Agreement and subject to the notice provisions set forth below, this Agreement may be terminated at any time by the Company in its sole discretion. The rights and obligations of the Executive and the Company with respect to such termination shall be solely as set forth herein.

             (d) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 12. "Notice of Termination" shall mean a notice that shall indicate the specific Termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of the Executive's employment under the provision so indicated.





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             (e)     Date of Termination, Etc.  "Date of Termination" shall
mean (i) if the Executive's employment is terminated by his death, the date of his death; (ii) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that he shall not have returned to the performance of his essential job functions with any reasonable accommodation during such thirty (30)-day period); (iii) if the Executive's employment is terminated for Cause, the date specified in the Notice of Termination (which date shall not be less than thirty (30) days from the date such Notice of Termination is given), and (iv) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination.

             (f) Good Reason. At any time following the Effective Date, the Executive may terminate his employment hereunder for "Good Reason." "Good Reason" shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (i), (v) or (vii) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                     (i) the assignment to the Executive of any duties inconsistent with the Executive's status as a senior executive of the Company or a substantially adverse alteration in the nature or status of the Executive's responsibilities, including those responsibilities being performed for Software, Babbage's or any other subsidiary of the Company;

                     (ii) a reduction by the Company in the Executive's annual Base Salary as in effect on the date hereof or as the same may be increased from time to time;

                     (iii) the relocation of the Company's principal offices to a location outside the Dallas/Fort Worth, Texas metropolitan area or the Company's requiring the Executive to be based anywhere other than the Company's principal executive offices, except for travel on the Company's business as reasonably required in the performance of his duties and responsibilities hereunder;

                     (iv) the failure by the Company, without the Executive's consent, to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within ten (10) business days after the date such compensation is due;

                     (v) the failure by the Company to continue in effect any compensation plan in which the Executive participates which is material to the Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such





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substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants;

                     (vi) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's life insurance, medical, health and accident, or disability plans, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled pursuant to Section 7; or

                     (vii) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of this Agreement; for purposes of this Agreement, no such purported termination shall be effective.

             (g) Change of Control. At any time following the Effective Date, the Executive may terminate his employment hereunder upon a Change in Control. For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                     (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (x) the Company; (y) any trustee or other fiduciary holding securities under an executive benefit plan of the Company; (z) or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company; is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; or

                     (ii) at any time during any twelve-month period, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsection
(i), (iii) or (iv) of this Section 8(g)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

                     (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (x) a merger or





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consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an executive benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                     (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

             (h) Other Matters. The Executive's right to terminate the Executive's employment pursuant to Sections 8(f) or 8(g) shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

    9. Compensation Upon Termination or During Disability. The Executive shall be entitled to the following benefits during a period of disability, or upon termination of his employment, as the case may be, provided that such period or termination occurs during the Term of this Agreement:

             (a) During any period that the Executive fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, he shall continue to receive his Base Salary at the rate in effect at the commencement of any such period, together with all compensation payable to him under the Company's disability plan or program or other similar plan during such period, until his employment is terminated pursuant to Section 8(a) hereof. Thereafter, or in the event the Executive's employment shall be terminated by reason of his death, his benefits shall be determined under the Company's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs.

             (b) If at any time the Executive's employment shall be terminated (i) by reason of his death, (ii) by the Company for Cause or Disability or (iii) by him for any reason (other than pursuant to Sections 8(f) or 8(g)), the Company shall pay him or the appropriate payee, as the case may be (as determined in accordance with Section 10(c) hereof), (i) his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, (ii) the cash bonus provided for in the second sentence of Section 4 hereof, prorated through the Date of Termination, and
(iii) all other amounts to which he is entitled under this Agreement and under any





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compensation plan of the Company in each case at the time such payments are due, and the Company shall have no further obligations to him under this Agreement.

             (c) If the Executive's employment should be terminated by (i) the Company other than for Cause or Disability or (ii) by the Executive for Good Reason pursuant to Section 8(f), or Change of Control pursuant to Section 8(g), and in lieu of any severance benefits which the Executive would be eligible to receive under any severance plan or policy of the Company in effect at the time, he shall be entitled to the benefits provided below:

                     (i) the Company shall pay to the Executive (x) his full Base Salary through the Date of Termination at the rate in effect at the time the Notice of Termination is given, (y) the cash bonus provided for in the second sentence of Section 4 hereof, prorated through the Date of Termination, and (z) all other amounts to which he is entitled under this Agreement (other than under clause (ii) below) and under any compensation plan of the Company accrued through the Date of Termination, the timing and manner of payment of such amounts to be in accordance with the payment arrangements with the Executive in effect prior to the termination of his employment with the Company;

                     (ii) the Company shall continue to pay the Executive his Base Salary at the rate in effect at the time the Notice of Termination is given for a period of twelve (12) months following the Date of Termination, the timing and manner of such payments to be in accordance with the salary payment arrangements with the Executive in effect prior to the termination of his employment with the Company; and

                     (iii) the Company shall continue in effect for the benefit of the Executive all insurance or other provisions for indemnification and defense of officers or directors of the Company which are in effect on the date the Notice of Termination is given with respect to all of his acts and omissions while an officer or director as fully and completely as if such termination had not occurred, and until the final expiration or running of all periods of limitation against actions which may be applicable to such acts or omissions.

             (d) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 9 by seeking and/or obtaining other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 9 be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination.

             (e)     In the event the employment of the Executive is terminated
(i) by the Company for any reason other than Cause or (ii) by the Executive under conditions entitling him to payment hereunder, and the Company fails to make timely payment of the amounts then owed to the Executive under this Agreement, the Executive shall be entitled to interest on such amounts at the rate of one percent (1%) above the prime





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rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by The Wall Street Journal), compounded monthly, for the period from the date such amounts were otherwise due until payment is made to the Executive (which interest shall be in addition to all rights which the Executive is otherwise entitled to under this Agreement).

             (f) Notwithstanding any other provision of this Agreement, if any amount payable under this Section 9 would, individually or together with any other amounts paid or payable, constitute an "excess parachute payment", within the meaning of Section 280G of the Internal Revenue Code of 1986 and any applicable regulations thereunder (the "Code"), such amount shall be reduced such that the Executive will be entitled to receive only the portion thereof that represents the maximum amount that, when aggregated with any other "parachute payments" received by the Executive, within the meaning of Section 280G of the Code, would not cause him to be in receipt of any such "excess parachute payment." The determination of whether any such reduction shall be effected shall be made by a nationally recognized accounting firm selected by the Executive and such determination shall be binding upon the Executive and the Company for purposes of this Agreement.

    10.      No Assignments.

             (a) This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto, except that this Agreement shall be binding upon and inure to the benefit of any successor corporation to the Company.

             (b) The Company shall use its best reasonable efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes this Agreement by operation of law, or otherwise.

             (c) This Agreement shall inure to the benefit of and be enforceable by the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisee's and legatees. If the Executive should die while any amount would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate.





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11.      Additional Covenants.

             (a) Noncompetition. The Executive agrees that during his employment with the Company pursuant to this Agreement, and for a period of one
(1) year thereafter, he will not, directly or indirectly, without the prior written consent of the Company, provide consultative service with or without pay, own, manage, operate, join, control, advise, participate in, or be connected as an officer, employee, stockholder, partner, consultant or otherwise with, any business (whether an individual, partnership, firm, corporation, limited liability company, or other entity), other than the Company and any of its direct or indirect subsidiaries, which is then primarily engaged (or which has a subsidiary, division or other business segment primarily engaged) in the retail sale of personal computer software in any form (including magnetic disk, compact disk and any other medium) and/or video games (including hardware and software) through stores located in any county in any state of the United States in which is located any store operated by the Company, Babbage's, Software or any of their respective subsidiaries. It is agreed that "beneficial ownership" by the Executive, either individually or as a member of a "group," as such terms are used in Rule 13d of the General Rules and Regulations under the Exchange Act, of not more than one percent (1%) of the voting stock of any publicly held corporation shall not be a violation of this Agreement.

             (b) Confidential Matters. The Executive acknowledges that before the Effective Date the Executive has had access to and become informed of Confidential Information (as hereinafter defined) of the Company, Babbage's, Software and their respective subsidiaries, and by reason of the nature of the Executive's duties and responsibilities after the Effective Date, will have access to and become informed of Confidential Information of the Company, Babbage's, Software and their respective subsidiaries. The Executive agrees to keep in strict confidence, and not, either directly or indirectly, to make known, divulge, reveal, furnish, make available or use (except for use in the regular course of the Executive's duties and responsibilities hereunder), any Confidential Information of the Company, Babbage's, Software, or any of their respective subsidiaries during the Term of this Agreement or at any time thereafter, except with the Company's prior written consent. For purposes of this Agreement, the term "Confidential Information" means and includes all confidential and non-public information including, but not limited to, information about purchasing, markets, marketing strategies, distribution systems, management information systems, trade secrets, business ideas, plans for future development, and information of any other kind not known generally, but shall not include (i) any such Confidential Information which becomes, through no fault of the Executive, generally known to the trade, (ii) information which the Executive can demonstrate was known to him prior to the commencement of his employment with Babbage's, (iii) information in the public domain and (iv) information which the Executive is compelled to disclose by judicial or administrative process or, in the opinion of counsel, other mandatory requirements of law. The Executive's obligations under this Section 11(b) are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Executive may have under general legal or equitable principles.





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             (c)     Right to Company Materials.  Executive agrees that all
lists, materials, books, files, reports, correspondence, records, and other documents ("Company Material") used, prepared, or made available to the Executive, including those used, prepared or made available by Babbage's or Software or any other subsidiary or affiliate of the Company, whether before or after the Effective Date, shall be and shall remain the property of the Company. Upon the termination of employment or the expiration of this Agreement, all Company Materials shall be returned immediately to the Company, and the Executive shall not make or retain any copies thereof.

             (d) Antisolicitation. The Executive agrees that during the Term of this Agreement, and for a period of one (1) year thereafter, he will not influence or attempt to influence customers or suppliers of the Company, Babbage's, Software or any of its present or future subsidiaries or affiliates of any of them, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of the Company, Babbage's, Software, or any subsidiary or affiliate of any of them; provided this prohibition shall not apply to general advertisements in newspaper or other widely distributed publications, media, or mail, whether electronic or otherwise.

             (e) Soliciting Executives. The Executive agrees that during the Term of this Agreement, and for a period of one (1) year thereafter, he will not directly or indirectly solicit any of the employees of the Company, Babbage's, Software or any subsidiary or affiliate of any of them to leave his or her employment with any of them to work for any business, individual, partnership, firm, corporation, or other entity then in competition with the business of the Company, Software, Babbage's or any other subsidiary or affiliate of any of them.

             (f) Certain Remedies. If the Executive commits a breach of the provisions of this Section 11, the Company shall have the right and remedy, in addition to any other remedy that may be available, at law or in equity, to have such provisions specifically enforced by any court having equity jurisdiction together with an accounting for any benefit or gain by the Executive in connection with any such breach, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Such injunction shall be available without the posting of any bond or other security. If any covenant contained in Section 11(a) or any portion thereof is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants contained therein, which shall be given full effect, without regard to the invalid portions, and any court having jurisdiction shall have the power to reduce the duration and/or area of such covenant and, in its reduced form, said covenant shall then be enforceable. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in this





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Section 11 upon the courts of any state or other jurisdiction in which any alleged breach of any such covenant occurs. If the courts of any of one or more of such states or other jurisdictions shall hold such covenants not wholly enforceable by reason of the scope thereof or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other states or jurisdictions as to breaches of such covenants in such other respective states or jurisdictions, and the above covenants as they relate to each state or jurisdiction being, for this purpose, severable into diverse and independent covenants.

    12. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other addresses as either party may have furnished to the other in writing in accordance herewith, except that notice of a change of address shall be effective only upon actual receipt; to the Company: 10741 King William Drive, Dallas, Texas 75220, or after July 1, 1996, 2250 William D. Tate, Grapevine, Texas 76051, to the attention of the Board, with a copy to the Secretary of the Company; and to the Executive: 6417 Mesa Ridge Drive, Fort Worth, Texas 76137.

    13. Amendments or Additions. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto.

    14. Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

    15. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

    16. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

    17. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Tarrant County, Texas in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement; and provided further, that the Company shall be entitled to seek injunctive relief for the enforcement of the provisions of
Section 11.





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


    18. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law principles. All references to sections of the Exchange Act shall be deemed also to refer to any successor provisions to such sections.

    19.      Surviving Provisions.  The obligations of the Company under
Section 9, of the Executive under Section 11, and of both the Company and the Executive under Section 17 shall survive the expiration of the Term of this Agreement.

    20. Indemnification. The Company agrees, to the fullest extent permitted by and in accordance with the Delaware General Corporation Law, to
(i) indemnify the Executive against all expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Executive in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and (ii) to advance to the Executive expenses (including reasonable attorneys' fees) incurred by him in defending any such action, suit or proceeding.





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


IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement on the date first indicated above.


                                       NEOSTAR RETAIL GROUP, INC.


                                       By: /s/ JAMES B. MCCURRY
                                          --------------------------------------
                                          James B. McCurry, Chairman and
                                          Chief Executive Officer



                                       EXECUTIVE:


                                       /s/ ALAN C. BUSH
                                       -----------------------------------------
                                       Alan C. Bush





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